FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (the “First Amendment”) dated July 11, 2006, is by and among ePlus inc., a Delaware corporation (“ePlus”), the Subsidiaries of ePlus signatory hereto (including ePlus, each individually a “Borrower” and collectively, the “Borrowers”), the Banks signatory hereto (the “Banks”), and National City Bank, as Administrative Agent for the Banks (the “Administrative Agent”).

BACKGROUND

A.  Pursuant to that certain Credit Agreement dated September 23, 2005, by and among the Borrowers, the Banks, and the Administrative Agent (as the same may be modified and amended from time to time, including by this First Amendment, the “Credit Agreement”), the Banks agreed, inter alia, to extend to the Borrowers a revolving credit facility in the maximum aggregate principal amount of $35,000,000.

B.  The Borrowers did not deliver their annual audited financial statements prior to May 31, 2006, as required by Section 5.1(a) of the Credit Agreement (collectively, the “Financial Statement Event”), and have advised the Banks that the will be unable to deliver financial statements in the timeframe set forth in Section 5.1 of the Credit Agreement.

C.  The Borrowers have requested an extension of the Credit Termination Date from July 21, 2006, to July 10, 2009, and an amendment to the applicable margins and Section 5.1, to which the Banks are willing to agree, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.  Definitions.

(a)  General Rule. Except as expressly set forth herein, all capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

(b)  Additional Definition. The following additional definition shall be added to Article 1 of the Credit Agreement to read in its entirety as follows:

“First Amendment” means the First Amendment to this Agreement dated July 11, 2006.

(c)  Amended Definition. The following definition in Article 1 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

“Credit Termination Date” means the earliest to occur of (a) the date of termination in full, pursuant to §§ 2.9 or 8.1 hereof, of the obligations of such Bank under § 2.1 or (b) July 10, 2009.

2.  Amendment to Section 5.1. Section 5.1 of the Credit Agreement is hereby amended and restated to read in its entirety as set forth on Schedule 1 to this First Amendment.

3.  Modification of Schedule 2. Schedule 2 of the Credit Agreement is hereby amended and restated to read in its entirety as set forth on Schedule 2 to this First Amendment.

        4.    Representations and Warranties. Each Borrower hereby represents and warrants to the Administrative Agent and each Bank that, except as to the Financial Statement Event, as to such Borrower:

(a)  Representations. each of the representations and warranties of such Borrower contained in the Credit Agreement and/or the other Loan Documents are true, accurate and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except to the extent such representation or warranty was made as of a specific date;

(b)  Power and Authority. (i) such Borrower has the power and authority under the laws of its jurisdiction of organization and under its organizational documents to enter into and perform this First Amendment and any other documents which the Banks require such Borrower to deliver hereunder (this First Amendment and any such additional documents delivered in connection with the First Amendment are herein referred to as the “Amendment Documents”); (ii) such Borrower is in good standing in its jurisdiction of organization and each additional jurisdiction in which it is required to be so qualified; and (iii) all actions, corporate or otherwise, necessary or appropriate for the due execution and full performance by the Borrower of the First Amendment have been adopted and taken and, upon their execution, the Credit Agreement, as amended by this First Amendment will constitute the valid and binding obligations of the Borrower enforceable in accordance with their respective terms;

(c)  No Violations of Law or Agreements. the making and performance of the First Amendment will not violate any provisions of any law or regulation, federal, state, local, or foreign, or the organizational documents of such Borrower, or result in any breach or violation of, or constitute a default or require the obtaining of any consent under, any agreement or instrument by which such Borrower or its property may be bound;

(d)  No Default. no Default or Event of Default has occurred and is continuing; and

(e)  No Material Adverse Effect. No Material Adverse Effect has occurred since September 23, 2005.

5.  Conditions to Effectiveness of Amendment. This First Amendment shall be effective upon the Administrative Agent’s receipt of the following, each in form and substance reasonably satisfactory to the Banks:

(a)  First Amendment. this First Amendment, duly executed by the Borrowers and the Banks;

(b)  Consent and Waivers. copies of any consents or waivers necessary in order for the Borrowers to comply with or perform any of its covenants, agreements or obligations contained in any agreement, which are required as a result of the Borrowers’ execution of this First Amendment, if any; and

(c)  Other Documents and Actions. such additional agreements, instruments, documents, writings and actions as the Banks may reasonably request.

6.  Limited Waiver; Ratification. Subject to the terms and conditions of this First Amendment, the Banks and Administrative Agent hereby waive the Financial Statement Event (provided that the delivery of the required audited financial statements for the period ending March 31, 2006, pursuant to Section 5.1(a) of the Credit Agreement as amended hereby, occurs not later than July 28, 2006). Except as stated in the preceding sentence, the execution, delivery and performance of this First Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Banks under the Credit Agreement or any Loan Document, or constitute a waiver of any provision thereof. Except as expressly modified hereby, all terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed by any Borrower. Nothing contained herein constitutes an agreement or obligation by the Administrative Agent or any Bank to grant any further amendments to any of the Loan Documents.

7.  Acknowledgments. To induce the Banks to enter into this First Amendment, each Borrower acknowledges, agrees, warrants, and represents that:

(a)  Acknowledgment of Obligations; Collateral; Waiver of Claims. (i) the Loan Documents are valid and enforceable against, and all of the terms and conditions of the Loan Documents are binding on, the Borrowers; (ii) the liens and security interests granted to the Administrative Agent by the Borrowers pursuant to the Loan Documents are valid, legal and binding, properly recorded or filed and first priority perfected liens and security interests; and (iii) the Borrowers hereby waive any and all defenses, set-offs and counterclaims which they, whether jointly or severally, may have or claim to have against the Administrative Agent or any Bank as of the date hereof.

(b)  No Waiver of Existing Defaults. Other than the Financial Statement Event, no Default or Event of Default exists immediately before or immediately after giving effect to this First Amendment. Nothing in this First Amendment nor any communication between the Administrative Agent, any Bank, any Borrower or any of their respective officers, agents, employees or representatives shall be deemed to constitute a waiver of (i) any Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect; or (ii) any rights or remedies which the Administrative Agent or any Bank has against any Borrower under the Credit Agreement or any other Loan Document and/or applicable law, with respect to any such Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect.

8.  Binding Effect. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.  Governing Law. This First Amendment and all rights and obligations of the parties hereunder shall be governed by and be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to Pennsylvania or federal principles of conflict of laws.

10.  Headings. The headings of the sections of this First Amendment are inserted for convenience only and shall not be deemed to constitute a part of this First Amendment.

11.  Counterparts. This First Amendment may be executed in any number of counterparts with the same affect as if all of the signatures on such counterparts appeared on one document and each counterpart shall be deemed an original.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

ePLUS inc.

By: /s/ Kleyton L.Parkhurst
Name: Kleyton L. Parkhurst
Title: Senior Vice President

ePLUS Group, inc.

By: /s/ Kleyton L.Parkhurst
Name: Kleyton L. Parkhurst
Title: Senior Vice President

ePLUS Government, inc.

By: /s/ Kleyton L.Parkhurst
Name: Kleyton L. Parkhurst
Title: Senior Vice President

ePLUS Capital, inc.

By: /s/ Kleyton L.Parkhurst
Name: Kleyton L. Parkhurst
Title: President

NATIONAL CITY BANK

By: /s/ Michael J. Labrum
Name: Michael J. Labrum
Title: Senior Vice President

BRANCH BANKING AND TRUST COMPANY OF VIRGINIA

By: /s/ Ron Gudbrandsen
Name: Ron Gudbrandsen
Title: Vice President

SCHEDULE 1

Section 5.1    Financial Statements and Reports. Furnish to the Administrative Agent and to each Bank the following financial information:

(a)    Annual Statements. As soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year, the consolidated and consolidating balance sheet of the Parent and its Subsidiaries as of the end of such year and the prior year in comparative form, and related statements of operations, shareholders’ equity, and cash flows for the Fiscal Year and the prior Fiscal Year in comparative form. The financial statements shall be in reasonable detail with appropriate notes and be prepared in accordance with GAAP. The consolidated annual financial statements shall be certified (without any qualification or exception) by independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent. Such financial statements shall be accompanied by a report of such independent certified public accountants stating that, in the opinion of such accountants, such financial statements present fairly, in all material respects, the financial position, and the results of operations and the cash flows of the Parent and its Subsidiaries for the period then ended in conformity with GAAP, except for inconsistencies resulting from changes in accounting principles and methods agreed to by such accountants and specified in such report, and that, in the case of such financial statements, the examination by such accountants of such financial statements has been made in accordance with generally accepted auditing standards and accordingly included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and assessing the accounting principles used and significant estimates made, as well as evaluating the overall financial statement presentation. Each financial statement provided under this subsection (a) shall be accompanied by a certificate signed by such accountants either stating that during the course of their examination nothing came to their attention which would cause them to believe that any event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event. In addition to the annual financial statements, each Borrower shall, promptly upon receipt thereof, furnish to the Banks a copy of each other report submitted to its board of directors by its independent accountants in connection with any annual, interim or special audit made by them of the financial records of any Borrower. Delivery to the Administrative Agent and Banks of the Parent’s filed Form 10-K for the applicable Fiscal Quarter shall satisfy the foregoing requirement.

(b)    Quarterly Statements. As soon as available and in any event within ninety (90) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated and consolidating balance sheet and related statements of operations, shareholders’ equity and cash flows of the Parent and its Subsidiaries for such period and for the period from the beginning of such fiscal year to the end of such Fiscal Quarter and a corresponding financial statement for the same period in the preceding Fiscal Year certified by the chief financial officer of the Parent as having been prepared in accordance with GAAP (subject to changes resulting from audits and year-end adjustments); provided, however, that if the independent certified public accountants issue a review report on the quarterly financial statements of any Borrower, the financial statements required by this subsection (b) shall be accompanied by a certificate signed by such accountants either stating that during the course of their examination nothing came to their attention which would cause them to believe that any event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event and the remedial steps being taken by the Borrowers or any of them. Delivery to the Administrative Agent and Banks of the Parent’s filed Form 10-Q for the applicable Fiscal Year shall satisfy the foregoing requirement.

(c)    Compliance Certificate and Quarterly Reports. At each time financial statements are delivered pursuant to Section 5.1(a) or Section 5.1(b) hereof, (i) a Compliance Certificate, (ii) a quarterly inventory report in the form attached hereto as Exhibit I (“Quarterly Inventory Report”), and

(iii) a residuals report in the form attached hereto as Exhibit J (“Residuals Report”), each dated as of the date of the related financial statements and signed by the chief executive officer, president, or chief financial officer of the Parent.

(d)    No Default. At each time financial statements are delivered pursuant to Section 5.1(a) or Section 5.1(b) hereof, a certificate signed by the chief executive officer, chief operating officer or chief financial officer of each Borrower certifying that, to the best of such officer’s knowledge, after due inquiry, no event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event and the remedial steps being taken by the Borrowers or any of them.

(e)    Budgets and Projections. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrowers, a detailed consolidated budget for the following fiscal year on a quarterly basis for the Borrowers (including a projected consolidated balance sheet of the Borrowers and their Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a responsible officer stating that such Projections are based upon reasonable estimates, information and assumptions and that such responsible officer has no reason to believe that such Projections are incorrect or misleading in any material respect.

(f)    Collateral Field Audit. Provide a collateral field audit of the Borrowers prepared by a mutually acceptable firm at least once a year on the anniversary date of this Agreement.

(g)    ERISA. All reports and forms filed with respect to all Plans, except as filed in the normal course of business and that would not result in an adverse action to be taken under ERISA, and details of related information of a Reportable Event, promptly following each filing.

(h)    Material Changes. Notification to the Administrative Agent and to each Bank of any litigation, administrative proceeding, investigation, business development, or change in financial condition which would have a Material Adverse Effect, promptly following its discovery.

(i)    Other Information. Promptly, upon request by the Administrative Agent from time to time (which may be on a monthly or other basis), each Borrower shall provide such other information and reports regarding its operations, business affairs, prospects and financial condition as the Agent or the Banks may reasonably request.

(j)    Monthly Borrowing Base Certificate. No later than fifteen (15) days after the end of each calendar month, as of the last day of such calendar month, a Borrowing Base Certificate signed by the chief financial officer, treasurer or controller of the Parent.

(k)    Monthly Accounts Receivable Aging Report. No later than thirty (30) days after the end of each calendar month for the first eleven (11) months of each Fiscal Year and no later than sixty (60) days after the end of each Fiscal Year, an accounts receivable aging report in the form attached hereto as Exhibit H (“Accounts Receivable Aging Report”) signed by the chief financial officer, treasurer or controller of the Parent. In the case of the first two calendar months of each Fiscal Quarter, the information contained in this report need not include Receivables related to Buy/Sell Contracts or AMC Receivables (less than or over 120 days) as referenced in Exhibit H hereto.

SCHEDULE 2

Applicable Margins and Commitment Fee

Advances under the Facility shall carry an interest rate based upon the Borrowers’ ratio of Total Recourse Funded Debt to Earnings Before Interest, Taxes, Depreciation, and Amortization (“Total Recourse Funded Debt to EBITDA”), as outlined below:

Total Recourse Funded Debt/EBITDA	LIBOR +	ABR+

>2.5	200.0 bps	25.0 bps
> 1.5 < 2.5	175.0 bps	0.0 bps
< 1.5	150.0 bps	0.0 bps

The Commitment Fee will be subject to a performance grid determined by the usage under the Facility based upon the following:

Usage ≤ 33.33%% of the Facility = 65 bps
Usage > 33.33% < 66.66% of the Facility = 45 bps
Usage > 66.66% of the Facility = 25 bps